260203

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Reinstatement

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 88 AND 89)

Filed in the Office of	Business Number E0833272007-9
Barbara K. Cegavske	Filing Number 20170110172-72
Secretary of State State Of Nevada	Filed On 03/13/2017
	Number of Pages 1

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Reinstatement
(For Entities Governed by NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 88 and 89)

1. Name of Entity:

Nevis Capital Corporation

2. Entity Number: E0833272007-9

3. Signature:

I declare under penalty of perjury that the reinstatement has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Angela Collette
Signature of Officer or other Authorized Signature

March 13, 2017
Date

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090503

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

Filed in the office of	Document Number
Barbara K. Cegavske	20170161225-87
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 04/13/2017 1:35 PM
	Entity Number: E0833272007-9

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ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

NEVIS CAPITAL CORPORATION

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated
Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added. { ARTICLE 8, POWERS OF DIRECTORS & SHAREHOLDERS; ARTICLE 9, INCORPORATOR

* ☐ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

ORIGINAL ARTICLE 3. "SHARES" IS NOW "PURPOSE"
ORIGINAL ARTICLE 4. "BOARD OF DIRECTORS" IS NOW "SHARES"
ORIGINAL ARTICLE 5. "PURPOSE" IS NOW "BOARD OF DIRECTORS"
ORIGINAL ARTICLE 6, "INCORPORATOR" IS NOW CAPITAL STOCK

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

* NOTE: ORIGINAL ARTICLE 7 "CERTIFICATE OF ACCEPTANCE OF REGISTERED AGENT" WAS FILED ON MARCH 13, 2017 WHEN THE COMPANY WAS RE-INSTATED.

090204

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

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Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NEVIS CAPITAL CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

SEE ATTACHED "CERTIFICATE TO ACCOMPANY RESTATED ARTICLES OR AMENDED AND RESTATED ARTICLES".

ORIGINAL ARTICLES
1. NAME CHANGED
2. RESIDENT AGENT - NO CHANGE
3. AUTHORIZED SHARES REDUCED
4. OFFICERS & DIRECTORS - NO CHANGES
5. PURPOSE - SEE ARTICLE III

ARTICLE 6. ORIGINAL INCORPORATOR - SAME
7. N/A
8. SEE AMENDED & RESTATED
9. "

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 99.62%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Neville Pearson

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NEVIS CAPITAL CORPORATION

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes, the undersigned incorporator hereby adopts the following Articles of Incorporation:

ARTICLE I

The name change of the Corporation shall be:

ASC BIOSCIENCES, INC.

ARTICLE II

The new address of the principal office of the Corporation shall be 74998 Country Club Dr. Ste. 222-333 Palm Desert, California 92260. The registered agent of the Corporation shall be Allen L. Stout, with the address of 2620 Maryland Parkway # 170, Las Vegas, Nevada 89109.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes of the State of Nevada.

ARTICLE IV

This Corporation shall have the authority to issue an aggregate of fifty million (50,000,000) shares of common capital stock, par value one mill ($0.001) per share, for a total capitalization of fifty thousand dollars ($50,000). Each common share shall be entitled to the same dividend, liquidation, and voting rights.

No shareholder shall have cumulative voting rights.

ARTICLE V

The members of the governing board of the Corporation shall be appointed as Directors and the number thereof at the inception of the Corporation shall be three (3). The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the By-laws of the Corporation. Director(s) need not be Shareholders of the Corporation, nor residents of the State of Nevada. The names and addresses of the first Directors, who shall hold office until successors are duly elected, are as follows:

Name:	Address:
Neville Pearson	74998 Country Club Dr. Ste. 222-333, Palm Desert, CA 92260
Dr. Paul Lucas	74998 Country Club Dr. Ste. 222-333, Palm Desert, CA 92260
C.W. Gilluly	74998 Country Club Dr. Ste. 222-333, Palm Desert, CA 92260

ARTICLE VI

The capital stock of the Corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this Corporation.

ARTICLES VII

The period of duration of the Corporation shall be perpetual unless otherwise amended by the Shareholders.

ARTICLE VIII

Subject to the powers of the shareholders as conferred by Chapter 78 of the Nevada Revised Statutes, the Directors shall have the power to make, alter, adopt, repeal, rescind or amend the By-Laws.

With the consent in writing, and pursuant to a vote of the majority of the holders of the capital stock issued and outstanding, the Directors shall have the authority to dispose of, in any manner, the whole property of the Corporation.

No shareholder shall have any right of inspection of any account, book, or document of this Corporation, except as conferred by the Nevada Revised Statutes, the By-Laws or by resolution of the shareholders.

The shareholders and directors shall have the power to hold meetings and keep the books, documents and papers of the Corporation outside of the State of Nevada, at such places as may be from time to time designated by the By-Laws or by resolution of the shareholders and directors, except as otherwise required by the Nevada Revised Statutes.

The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.

In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the By-Laws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such directors or officers in their respective capacities as

directors or officers of the Corporation must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements.

ARTICLE IX

The Corporation, shareholder(s) and non-shareholders alike shall be entitled to purchase and/or subscribe for shares of the Corporation which may thereafter be offered for sale. No purchaser shall have any rights greater than any other to purchase stock of the corporation and shall not have any preemptive rights as that term is defined under NRS 78.267.

IN WITNESS WHEREOF, I, the undersigned constituting the sole incorporator and intended shareholder, for the purpose of forming a corporation under the laws of the State of Nevada, do make, file and record these First Amended Articles of Incorporation, and do certify that the facts herein are true and are a complete and accurate copy of the First Amended Articles of Incorporation of ASC Biosciences, Inc.

C.W. Gilluly
Secretary

Dated: March 18, 2017

200203

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170161226-98
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/13/2017 1:35 PM
	Entity Number E0833272007-9

Name Consent or Release

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Name Consent (if name is *currently filed* in Nevada)

I, NEVILLE PEARSON, PRESIDENT, hereby give consent
current holder of name ASC BIOSCIENCES, INC, E0218912915-2

to NEVILLE PEARSON, PRESIDENT to use the name
recipient of name consent NEVIS CAPITAL CORP. E0833272007-9

ASC BIOSCIENCES, INC.
name being released for use by the recipient

Name Reservation Release (if name is *currently reserved* in Nevada)

I, ______________, hereby give consent
current holder of reserved name

to ______________ to use the name
person to whom reserved name is being released

N/A

____
reserved name being released

Signed: X Neville Pearson (document must be signed before a notary public)
signature of current holder of name

State of California

County of Riverside

SHIRLEY A. BARDSNES
Notary Public - California
Riverside County
Commission # 2162843
My Comm. Expires Sep 13, 2020

This document was acknowledged before me on 03/16/2017
date

By NEVILLE Pearson
name of person being notarized

[signature]
signature of notary public